UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On November 30, 2004, the Registrant issued a press release announcing its earnings for the second quarter of fiscal 2005, which ended October 31, 2004. The press release contained a reconciliation for Farmland Foods, Inc. (“Farmland Foods”) net income of $70.2 million to EBITDA of $104.2 million for the twelve months ended October 31, 2004. The press release also contained a reconciliation for Schneider Corporation (“Schneider”) net income of $14.6 million to EBITDA of $43.4 million for the fiscal year ended April 27, 2003. The Registrant presented EBITDA for Farmland Foods and Schneider because it uses, and believes it is common for others to use, EBITDA as a method for determining fair value of a business. The information contained in the press release and the appendix thereto, which is attached as Exhibit 99.1 to this report, is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Press release, dated as of November 30, 2004, announcing the Registrant’s earnings for the second quarter of fiscal 2005, which ended October 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: November 30, 2004	/s/ Michael H. Cole
Michael H. Cole
Vice President, Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit 99.1	Press release, dated as of November 30, 2004, announcing the Registrant’s earnings for the second quarter of fiscal 2005, which ended October 31, 2004.